UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Farm Springs Road

Farmington, Connecticut 06032

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

New Senior Notes

On November 1, 2016, United Technologies Corporation (the “Company”) issued $650 million aggregate principal amount of 1.500% Notes due 2019, $750 million aggregate principal amount of 1.950% Notes due 2021, $1,150 million aggregate principal amount of 2.650% Notes due 2026, $1,100 million aggregate principal amount of 3.750% Notes due 2046 and $350 million aggregate principal amount of Floating Rate Notes due 2019 (collectively, the “Notes”).

The Notes were registered under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-211035) (the “Registration Statement”) filed on April 29, 2016. On October 31, 2016, the Company filed with the SEC a Prospectus Supplement dated October 27, 2016 (the “Prospectus Supplement”) containing the final terms of the Notes pursuant to Rule 424(b)(2) of the Act.

In connection with the offer and sale of the Notes, the Company entered into an Underwriting Agreement, dated October 27, 2016 (the “Underwriting Agreement”), and a Pricing Agreement, dated October 27, 2016 (the “Pricing Agreement”), each between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., Mizuho Securities USA Inc. and Morgan Stanley & Co. LLC, as Representatives of the Underwriters listed in Schedule I to the Pricing Agreement. A form of the Underwriting Agreement is included as Exhibit 1 to the Registration Statement. The Notes were issued under the Amended and Restated Indenture, dated as of May 1, 2001 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York, as trustee. The Indenture and a form of the Notes are included as Exhibits 4(a) and 4(b) to the Registration Statement.

The Company expects to use the net proceeds received from the issuance of the Notes, (i) to fund the redemption price of the Company’s 5.375% notes due 2017 (the “Notes due 2017”), of which $1,000,000,000 principal amount is outstanding, and the Company’s 6.125% notes due 2019 (the “Notes due 2019”), of which $1,250,000,000 principal amount is outstanding, (ii) to fund the repayment of commercial paper and (iii) for other general corporate purposes.

For the relevant terms and conditions of the Underwriting Agreement and Pricing Agreement and the Notes, please refer to the Prospectus Supplement.

This report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Redemption of 5.375% Notes due 2017 and 6.125% Notes due 2019

On November 1, 2016, the Company called for redemption of all of the Notes due 2017, of which $1,000,000,000 principal amount is outstanding, and the Notes due 2019 (together with the Notes due 2017, the “Notes to be Redeemed”), of which $1,250,000,000 principal amount is outstanding. The redemption date for each series of the Notes to be Redeemed will be December 1, 2016.

The redemption price for each series of Notes to be Redeemed will be the greater of: (i) 100 percent of the principal amount of the Notes to be Redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be Redeemed, discounted to the redemption date, as described in the Notes to be Redeemed, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, using a reference treasury rate plus 25 basis points, in the case of the Notes due 2017, and plus 50 basis points, in the case of the Notes due 2019. In either case, the redemption price will also include interest on the principal balance of the Notes to be Redeemed accrued to, but excluding, the redemption date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated November 1, 2016, with respect to the Notes

5.2	Consent of Wachtell, Lipton, Rosen & Katz, dated November 1, 2016 (included in Exhibit 5.1), with respect to the Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: November 1, 2016	By:	/s/ Ariel David
Ariel David
Vice President, Associate General Counsel & Assistant Secretary

EXHIBIT INDEX

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated November 1, 2016, with respect to the Notes

5.2	Consent of Wachtell, Lipton, Rosen & Katz, dated November 1, 2016 (included in Exhibit 5.1), with respect to the Notes